INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of non-transferable rights ("Rights") to purchase shares of Common Stock, par value $.001 per share (the "Common Stock"), of Main Street and Main Incorporated (the "Company").

     This will instruct you whether to exercise Rights to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related "Instructions for Use of Main Street and Main Incorporated Subscription Certificates."

Box 1. [ ] Please do not exercise Rights for shares of the Common Stock.

Box 2. [ ] Please exercise Rights for shares of the Common Stock as set forth below:

                                Number of    Subscription
                                  Shares         Price           Payment
                                  ------         -----           -------

Basic Subscription Privilege:   _________  X    $2.375   =  $_______ (Line 1)

Over-Subscription Privilege:    _________  X    $2.375   =  $_______ (Line 2)

                    Total Payment Required   =  $_______ (Sum of Lines 1 and 2
                                                must equal total of amounts in
                                                boxes 3 and 4 below)

Box 3. [ ] Payment in the following amount is enclosed: $__________

Box 4. [ ] Please deduct payment from the following account maintained by you as follows:


------------------------------------------                 ---------------------
Name(s) in which Account is/are Registered                      Account No.

                                                           $
------------------------------------------                 ---------------------
          Type of Account                                    Amount enclosed or
                                                               to be deducted

Date:_________________, 2000

                                     Signature(s) of Beneficial Owner(s):

                                     -------------------------------------------
                                     Print Name:
                                                --------------------------------
                                     Title or Capacity:
                                                       -------------------------
                                                       (if applicable)

                                     -------------------------------------------
                                     Print Name:
                                                --------------------------------
                                     Title or Capacity:
                                                       -------------------------
                                                       (if applicable)

                                     Address:
                                             -----------------------------------

                                     -------------------------------------------
                                     Telephone (day):
                                                     ---------------------------
                                     (evening):
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